                                                                    EXHIBIT 4.10
                                                                    ------------



                              SILGAN HOLDINGS INC.

                   9% Senior Subordinated Debenture due 2009


                                                           CUSIP No. ___________
No. __                                                              $___________


     SILGAN HOLDINGS INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to _______________, or its registered assigns, the principal sum of _______________________________________ United States Dollars
($______________) on June 1, 2009.

     Interest Payment Dates: June 1 and December 1, commencing December 1, 1997.

     Regular Record Dates: May 15 and November 15.

     Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company caused this Debenture to be signed manually or by facsimile by its duly authorized officers.



                                        SILGAN HOLDINGS INC.



                                        By:
                                           ------------------------------------
                                           Harley Rankin, Jr.
                                           Executive Vice President, Chief
                                           Financial Officer and Treasurer



                                        By:
                                           ------------------------------------
                                           Sharon E. Budds
                                           Assistant Secretary


     This is one of the 9% Senior Subordinated Debentures due 2009 described in the within-mentioned Indenture.

Date:                                   THE FIRST NATIONAL BANK OF
                                        CHICAGO, as Trustee



                                        By:
                                           ------------------------------------
                                           Authorized Signatory

                              SILGAN HOLDINGS INC.

                   9% Senior Subordinated Debenture due 2009



1. Principal and Interest.
   ----------------------

     The Company will pay the principal of this Debenture on June 1, 2009.

     The Company promises to pay interest on the principal amount of this Debenture on each Interest Payment Date, as set forth below, at the rate per annum shown above.

     Interest will be payable semiannually (to the holders of record of the Debentures at the close of business on the May 15 or November 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing December 1, 1997.

     Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 9, 1997; provided that, if there is no existing default in the payment of interest and this Debenture is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 2% in excess of the rate otherwise payable.

2. Method of Payment.
   -----------------

     The Company will pay interest (except defaulted interest) on the principal amount of the Debentures as provided above on each June 1 and December 1 to the persons who are Holders (as reflected in the Security Register at the close of business on such May 15 and November 15 immediately preceding the Interest Payment Date), in each case, even if the Debenture is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Debenture to a Paying Agent on or after June 1, 2009.

     The Company will pay principal, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3. Paying Agent and Registrar.
   --------------------------

     Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary of the Company or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4. Indenture; Limitations.
   ----------------------

     The Company issued the Debentures under an Indenture dated as of June 9, 1997, between the Company (as successor to Silgan Corporation) and The First National Bank of Chicago, as trustee (the "Trustee"), as amended by the First Supplemental Indenture thereto, dated as of June 24, 1997, among the Company, Silgan Corporation and the Trustee (as so amended, the "Indenture").
Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Debentures are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Debenture and the terms of the Indenture, the terms of the Indenture shall control.

     The Debentures are unsecured, general obligations of the Company.

5.  Redemption.
    ----------

     The Debentures will be redeemable, at the Company's option, in whole or in part, at any time on or after June 1, 2002 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of their principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment
Date), if redeemed during the 12-month period commencing on June 1 of the applicable year set forth below:

                Year                      Redemption Price
                ----                      ----------------

                2002  ....................... 104.500%
                2003  ....................... 103.375%
                2004  ....................... 102.250%
                2005  ....................... 101.125%
                2006 and thereafter ......... 100.000%


          In addition, at any time prior to June 1, 2000, the Company may redeem up to 35% of the principal amount of the Debentures with the proceeds of one or more public equity offerings of Common Stock of the Company or the Successor Corporation, at any time or from time to time in part, at a Redemption Price (expressed as a percentage of principal amount) of

109.000%, plus accrued and unpaid interest to the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment
Date); provided that at least $195 million aggregate principal amount of Debentures remains outstanding after each such redemption.

          Debentures in original denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Debentures or portions of Debentures called for redemption, unless the Company defaults in the payment of the Redemption Price.

6. Repurchase upon Change of Control.
   ---------------------------------

          Upon the occurrence of any Change of Control, each Holder shall have the right, subject to the terms of the Indenture, to require the repurchase of its Debentures by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Payment Date.

          A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Security Register. Debentures in original denominations larger than $1,000 may be sold to the Company in part. On and after the Payment Date, interest ceases to accrue on Debentures or portions of Debentures surrendered for purchase by the Company, unless the Company defaults in the payment of the purchase price.

7. Denominations; Transfer; Exchange.
   ---------------------------------

          The Debentures are in registered form without coupons in denominations of $1,000 of principal amount and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Debentures in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Debentures selected for redemption. Also, it need not issue, register the transfer of or exchange any Debentures for a period of 15 days before a selection of Debentures to be redeemed is made.

8. Persons Deemed Owners.
   ---------------------

          A Holder shall be treated as the owner of a Debenture for all purposes.

9. Unclaimed Money.
   ---------------

          If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10. Discharge Prior to Redemption or Maturity.
    -----------------------------------------

          If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Debentures (a) to redemption or maturity, the Company will be discharged from the Indenture and the Debentures, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

11. Amendment; Supplement; Waiver.
    -----------------------------

          Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Debentures then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Debentures then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Debentures to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

12. Restrictive Covenants.
    ---------------------

          The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, use the proceeds from Asset Sales, engage in transactions with Affiliates or merge, consolidate or transfer substantially all of its assets. Within 45 days after the end of each fiscal quarter (120 days after the end of the last fiscal quarter of each year), the Company must report to the Trustee on compliance with such limitations.

13. Successor Persons.
    -----------------

          When a successor person or other entity assumes all the obligations of its predecessor under the Debentures and the Indenture, the predecessor person will be released from those obligations.

14. Defaults and Remedies.
    ---------------------

          The following events constitute "Events of Default" under the
Indenture: (a) default in the payment of principal of (or premium, if any, on) any Debenture when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by the subordination provisions set forth in Article Ten of the Indenture; (b) default in the payment of interest on any Debenture when the same becomes due and payable, and such default continues for a period of 30 days, whether or not such payment is prohibited by the subordination provisions set forth in Article Ten of the Indenture; (c) default in the performance or breach of Article Five of the Indenture or the failure to make or consummate an Offer to Purchase in accordance with Section 4.10 or 4.11 of the Indenture, whether or not such Offer to Purchase is prohibited by the provisions set forth in Article Ten of the Indenture; (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Debentures (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Debentures; (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (C) effects any general assignment for the benefit of creditors.

          If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding may declare all the Debentures to be due and payable subject to the terms of the Indenture. If a bankruptcy or insolvency default with respect to the Company or any Restricted Subsidiary occurs and is continuing, the Debentures automatically become due and payable. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, Holders of at least a majority in principal amount of the Debentures then outstanding may direct the Trustee in its exercise of any trust or power.

15. Subordination.
    -------------

          The payment of the Debentures will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all Senior Indebtedness.

16. Trustee Dealings with Company.
    -----------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

17. No Recourse Against Others.
    --------------------------

          No incorporator or any past, present or future partner, stockholder, other equity holder, officer, director, employee or controlling person as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

18. Authentication.
    --------------

          This Debenture shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Debenture.

19. Abbreviations.
    -------------

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Silgan Holdings Inc., 4 Landmark Square, Stamford, Connecticut 06901, Attention: General Counsel.

                                ASSIGNMENT FORM


          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
---------------------------------



--------------------------------------------------------------------------------
Please print or typewrite name and address including zip code of assignee



--------------------------------------------------------------------------------
the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing


_____________________________________________ attorney to transfer said
Debenture on the books of the Company with full power of substitution in the premises.



Date: _________________________     Signature: _________________________________
                                               Notice: The signature to this
                                               assignment must correspond with
                                               the name as written upon the face
                                               of the within-mentioned
                                               instrument in every particular,
                                               without alteration or any change
                                               whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you wish to have this Debenture purchased by the Company pursuant to
Section 4.10 or Section 4.11 of the Indenture, check the Box:  [ ]

     If you wish to have a portion of this Debenture purchased by the Company pursuant to Section 4.10 or Section 4.11 of the Indenture, state the amount:
$_____________.


Date: ________

Your Signature: _______________________________________________________________
                (Sign exactly as your name appears on the other side of this
                 Debenture)


Signature Guarantee: ________________________________